As filed with the Securities and Exchange Commission on September 13, 2021
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________
PVH CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York (212) 381-3500 (Address of Principal Executive Offices)	10016 (Zip code)

PVH ASSOCIATES INVESTMENT PLAN
(Full title of the plan)
___________
Mark D. Fischer
Executive Vice President,
General Counsel and Secretary
200 Madison Avenue
New York, New York 10016
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer □
Non-accelerated filer □ (do not check if a smaller reporting company)	Smaller reporting company □
Emerging growth company □

___________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	400,000	$109.695	$43,878,000	$4,787.09

1. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
2. Determined on the basis of the average of the high and low sale price of the common stock as reported on the New York Stock Exchange on September 8, 2021, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

EXPLANATORY NOTE
On March 31, 2009, PVH Corp. (the “Registrant” or “PVH”) filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8, Registration No. 333-158327 (the “2009 Registration Statement”), pursuant to which it registered 350,534 shares of its Common Stock, par value $1.00 per share (the “Common Stock”), to be offered and sold under the PVH Associates Investment Plan (formerly known as the PVH Associates Investment Plan for Salaried Associates) (the “Plan”).

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 400,000 additional shares of Common Stock to be offered and sold under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the 2009 Registration Statement are incorporated into this Registration Statement by reference, except as amended hereby.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed March 31, 2021 (SEC File No. 001-07572);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2021, filed June 10, 2021 (SEC File No. 001-07572);
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2021, filed September 9, 2021 (SEC File No. 001-07572);
(d)
The Registrant’s Current Reports on Form 8-K, filed February 1, 2021, April 29, 2021, June 2, 2021 (with respect to item 5.02 and exhibit 99.2 only), June 22, 2021, June 23, 2021 (filed under items 8.01 and 9.01), August 5, 2021 and August 31, 2021 (filed under item 5.02); and

(e)
The description of the Registrant’s Common Stock contained in Exhibit 4.6 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2020 filed April 1, 2020 (SEC File No. 001-07572); and

(f)	The Annual Report on Form 11-K for the year ended December 31, 2020 of the PVH Associates Investment Plan, filed on June 24, 2021.
All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.
Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2011).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Spielman Koenigsberg & Parker, LLP.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, PVH Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of September, 2021.
PVH CORP.

By:	/s/ Stefan Larsson
Stefan Larsson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of September, 2021.
Signature	Title
/s/ Stefan Larsson
Stefan Larsson	Director and Chief Executive Officer (Principal Executive Officer)
/s/ James W. Holmes
James W. Holmes	Executive Vice President, Interim Chief Financial Officer and Controller (Principal Financial and Accounting Officer)
s/ Emanuel Chirico
Emanuel Chirico /s/ Brent Callinicos	Chairman (Director)
Brent Callinicos	Director
/s/ George Cheeks
George Cheeks	Director
/s/ Joseph Fuller
Joseph Fuller	Director
/s/ Judith Amanda Sourry Knox
Judith Amanda Sourry Knox	Director
/s/ V. James Marino
V. James Marino	Director
/s/ Geraldine (Penny) McIntyre
Geraldine (Penny) McIntyre	Director
/s/ Amy McPherson
Amy McPherson	Director
/s/ Henry Nasella
Henry Nasella	Director
/s/ Allison Peterson
Allison Peterson	Director
/s/ Edward Rosenfeld
Edward Rosenfeld	Director

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, state of New York, on the 13th day of September, 2021.
PVH ASSOCIATES INVESTMENT PLAN

By:	/s/ Dana M. Perlman
Dana M. Perlman
Member of Administrative Committee